Exhibit 21.1
SUBSIDIARIES OF GILEAD SCIENCES, INC.

Name of Subsidiary	Country of Incorporation
Bristol-Myers Squibb and Gilead Sciences Limited	Ireland
Bristol-Myers Squibb & Gilead Sciences, LLC	United States
Cytopia Pty. Ltd.	Australia
Gilead Alberta ULC	Canada
Gilead Alberta, LLC	United States
Gilead Biologics, Inc.	United States
Gilead Biopharmaceutics Ireland UC	Ireland
Gilead Calistoga, LLC	United States
Gilead Colorado, Inc.	United States
Gilead Connecticut, Inc.	United States
Gilead Holdings, LLC	United States
Gilead Ireland Research UC	Ireland
Gilead Oncology Ireland UC	Ireland
Gilead Pharmasset LLC	United States
Gilead Sciences (NZ)	New Zealand
Gilead Sciences (Shanghai) Consulting Co., Ltd.	China
Gilead Sciences Americas S. de R.L.	Panama
Gilead Sciences Argentina S.R.L.	Argentina
Gilead Sciences Belgium BVBA	Belgium
Gilead Sciences Canada, Inc.	Canada
Gilead Sciences Denmark ApS	Denmark
Gilead Sciences Europe Ltd.	United Kingdom
Gilead Sciences Farmacêutica do Brasil Ltda	Brazil
Gilead Sciences Finland Oy	Finland
Gilead Sciences GesmbH.	Austria
Gilead Sciences GmbH	Germany
Gilead Sciences Hellas EPE	Greece
Gilead Sciences Holding, LLC	United States
Gilead Sciences Hong Kong Limited	Hong Kong
Gilead Sciences International Ltd.	United Kingdom
Gilead Sciences KK	Japan
Gilead Sciences Korea Limited	South Korea
Gilead Sciences Lda.	Portugal
Gilead Sciences Limited	Ireland
Gilead Sciences llac Ticaret Limited Sireketi	Turkey
Gilead Sciences Ltd.	United Kingdom
Gilead Sciences Luxembourg S.a.r.l.	Luxembourg
Gilead Sciences Mexico S. de R.L. de C.V.	Mexico
Gilead Sciences Netherlands BV	Netherlands
Gilead Sciences Norway AS	Norway
Gilead Sciences Poland Sp. z o.o.	Poland

SUBSIDIARIES OF GILEAD SCIENCES, INC. (Continued)

Name of Subsidiary	Country of Incorporation
Gilead Sciences Pty Limited	Australia
Gilead Sciences Russia LLC	Russia
Gilead Sciences S.L.	Spain
Gilead Sciences S.r.l.	Italy
Gilead Sciences s.r.o.	Czech Republic
Gilead Sciences SAS	France
Gilead Sciences Singapore Pte. Ltd.	Singapore
Gilead Sciences Slovakia s.r.o.	Slovakia
Gilead Sciences South Africa (Pty) Ltd	South Africa
Gilead Sciences Sweden AB	Sweden
Gilead Sciences Switzerland Sarl	Switzerland
Gilead YM Australia Pty Ltd	Australia
Gilead YM ULC	Canada
GSI Pharma Private Limited	India
Tri-Supply Limited	Ireland
YM BioSciences Australia Pty Ltd.	Australia
YM BioSciences USA Inc.	United States